SWIDLER BERLIN                                   THE CHRYSLER BUILDING
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                                January 10, 2000


O'Shaughnessy Funds, Inc.
35 Mason Street
Greenwich, Connecticut 06830

Ladies and Gentlemen:

     We have acted as counsel  for  O'Shaughnessy  Funds,  Inc.  ("O'Shaughnessy
Funds") in connection with the proposed reorganizations between (i) the O'Shaughnessy Dogs of the Market(TM) Fund (the "Dogs of the Market Fund" or an "Acquired Fund") and the O'Shaughnessy Cornerstone Value Fund (the "Cornerstone Value Fund" or an "Acquiring Fund") (the "Value Funds Reorganization") and (ii) the O'Shaughnessy Aggressive Growth Fund (the "Aggressive Growth Fund" or an "Acquired Fund") and the O'Shaughnessy Cornerstone Growth Fund (the "Cornerstone Growth Fund" or an "Acquiring Fund") (the "Growth Funds Reorganization"). Each of the Dogs of the Market Fund, the Cornerstone Value Fund, the Aggressive Growth Fund and the Cornerstone Growth Fund is a separate investment portfolio, or "series," of O'Shaughnessy Funds. This opinion is furnished in connection with O'Shaughnessy Funds' Registration Statement on Form N-14 under the Securities Act of 1933, as amended (File No. 333-91421) (the "Registration Statement"), relating to shares, par value $0.0001 per share, of the Cornerstone Value Fund (the "Value Shares") and the Cornerstone Growth Fund (the "Growth Shares"), to be issued in connection with the Value Funds Reorganization and Growth Funds Reorganization, respectively.

     We have, as counsel, participated in various proceedings relating to O'Shaughnessy Funds. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Articles of Incorporation and By-Laws, each as amended to date and currently in effect, and other documents relating to its organization and operation. In addition, we have contacted the State of Maryland and we have been informed that (i) O'Shaughnessy Funds is in existence and (ii) O'Shaughnessy Funds has filed all personal property returns required to be filed by it with the State of Maryland to date.

O'Shaughnessy Funds, Inc.
January 10, 2000
Page 2


     Based upon the foregoing, we are of the opinion that, subsequent to the approval of the Agreement and Plan of Reorganization between each Acquired Fund and each Acquiring Fund in the manner set forth in the definitive proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Value Shares and Growth Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of the Cornerstone Value Fund and the Cornerstone Growth Fund, respectively.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting a part thereof.

                                        Very truly yours,

                                        /s/ Swidler Berlin Shereff Friedman, LLP

                                        SWIDLER BERLIN SHEREFF FRIEDMAN, LLP